EXHIBIT 99.2
FORM OF
NOTICE OF GUARANTEED DELIVERY
DOLLAR FINANCIAL GROUP, INC.
Tender for any and all outstanding
9.75% Senior Notes due 2011,
which are not registered under the Securities Act of 1933,
in exchange for new
9.75% Senior Notes due 2011,
which have been registered under the Securities Act of 1933
        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer’s (as defined below) issued and outstanding 9.75% senior notes due 2011 (the “Old Notes”), are not immediately available, (ii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Bank National Association (the “Exchange Agent”) on or prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering” in the Prospectus.
       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON                                , 2005 UNLESS EXTENDED (THE “EXPIRATION DATE”). OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS BEEN EXTENDED, OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY SCHEDULED EXPIRATION DATE.
The Exchange Agent for the Exchange Offer is
U.S. Bank National Association

By Facsimile:	By Registered or Certified Mail:	By Hand before 4:30 p.m.:
(651) 495-8156 Confirm by Telephone (800) 934-6802 Attention: Specialized Finance	U.S. Bank Corporate Trust Services 60 Livingston Avenue St. Paul Minnesota 55107 Attention: Specialized Finance	U.S. Bank Corporate Trust Services 60 Livingston Avenue St. Paul Minnesota 55107 Attention: Specialized Finance
By Overnight Courier and By Hand after 4:30 p.m. on the Expiration Date:
U.S. Bank
Corporate Trust Services
60 Livingston Avenue
St. Paul Minnesota 55107

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:
      The undersigned hereby tenders to Dollar Financial Group, Inc., a New York corporation, (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2005 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Terms of the Exchange Offer — Procedures for Tendering.”
Aggregate Principal Amount Tendered:*

Name(s) of Registered Holder(s):

Certificate No.(s) (if available):

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:	Area Code and Telephone Number(s):

*	Old Notes may be tendered in whole or in part in denominations of $1,000 and integral multiples thereof. All Old Notes held shall be deemed tendered unless a lesser number is specified here.
      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized Signatory	Date
Telephone Number:

Must be signed by the holder(s) of the old notes as their name(s) appear(s) on certificates for old notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed deliver. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuer, provide proper evidence satisfactory to the Issuer of such person’s authority to so act.
PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):
_______________________________________________________________________
Capacity:
_______________________________________________________________________
Address(es):
_______________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), or an Agent’s Message in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Area Code and
Telephone Number:

Title:

Name:

(Please Type or print)
Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing.
      3. Requests for Assistance or Additional Copies. Questions and requests for assistance for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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